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                                                                  EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Suprema Specialties, Inc.
Paterson, New Jersey

We hereby consent to the inclusion and incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our reports dated August 18, 1995 relating to the consolidated financial statements and schedules of Suprema Specialties, Inc., appearing herein and in the Company's Annual Report on Form 10-K for the year ended June 30, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

Woodbridge, New Jersey
May 14, 1996